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                               CERTIFICATE OF TRUST

                                        OF

                          TOWER AUTOMOTIVE CAPITAL TRUST

          THIS Certificate of Trust of Tower Automotive Capital Trust (the "Trust"), dated as of June 3, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.).

          1. NAME. The name of the business trust formed hereby is Tower Automotive Capital Trust.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 1980.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                     FIRST NATIONAL BANK OF CHICAGO, not in
                                     its individual capacity but solely
                                     as trustee of the Trust

                                     By:     /s/ Steven M. Wagner
                                         ----------------------------------
                                     Name:       Steven M. Wagner
                                           --------------------------------
                                     Title:      Vice President
                                           --------------------------------

                                     Anthony A. Barone, not in his individual capacity but solely as trustee of the Trust

                                             /s/ Anthony A. Barone
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